SUB ITEM 77Q1(a)


Appendix A, dated  December 18, 2007, to the Master  Amended and
Restated By-Laws for MFS Series Trust XV, dated January 1, 2002 as revised June 23, 2004 and August 22, 2007, is contained in Post-Effective Amendment No. 26 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 25, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Investment Advisory Agreement for the MFS Series Trust XV, dated November 7, 2007, and the Sub-Investment Advisory Agreement by and between MFS Series Trust XV, Massachusetts Financial Services Company and UBS Global Asset Management (Americas), Inc., dated November 7, 2007, are each contained in Post-Effective Amendment No. 29 to the Registration Statement of MFS Series Trust XV (File Nos. 2-96738 and 811-4253), as filed with the Securities and Exchange Commission via EDGAR on November 7, 2007, under
Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.

                                           MFS SERIES TRUST XV


                                        CERTIFICATION OF AMENDMENT
                                       TO THE DECLARATION OF TRUST

                          REDESIGNATION OF CLASS R3 SHARES, CLASS R4 SHARES,
                                            AND CLASS R5 SHARES


Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated July 27, 2007, as amended (the Declaration), of MFS Series Trust XV, a business trust organized under the laws of The Commonwealth of Massachusetts (the Trust), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R3, Class R4 and Class R5 shares (as defined in the Declaration) of MFS Diversified Target Return Fund, a series of the Trust, as follows:

The class of shares previously designated as Class R3 Shares shall be redesignated as Class R2 Shares, the class of shares previously designated as Class R4 Shares shall be redesignated as Class R3 Shares, and the class of shares previously designated as Class R5 Shares shall be redesignated as Class R4 Shares.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of April 22, 2008 and further certify, as provided by the provisions of
Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER
Robert E. Butler
804 addressStreetW. Park Avenue
State College PA  16803


CityplaceLAWRENCE H. COHN
CityplaceLawrence H. Cohn
addressStreet45 Singletree Road
Chestnut Hill MA  02467


DAVID H. GUNNING
PersonNameDavid H. Gunning
addressStreet2571 N. Park Blvd.
CityplaceCleveland Heights StateOH  PostalCode44106


WILLIAM R. GUTOW
PersonNameWilliam R. Gutow
3 Rue Dulac
CityplaceDallas StateTX  PostalCode75230


MICHAEL HEGARTY
Michael Hegarty
addressStreet177 Old Briarcliff Road
Briarcliff CityplaceManor StateNY  PostalCode10510


J. ATWOOD IVES
PersonNameJ. Atwood Ives
addressStreet17 West Cedar Street
CityplaceBoston PostalCodeMA  PostalCode02108


ROBERT J. MANNING
Robert J. Manning
PostalCodePostalCode13 Rockyledge Road
Swampscott MA  01907









PostalCodePostalCodeLAWRENCE T. PERERA
PostalCodePostalCodeLawrence T. Perera
PostalCodePostalCode18 Marlborough Street
PostalCodePostalCodeBoston PostalCodeMA  PostalCode02116


ROBERT C. POZEN
Robert C. Pozen
PostalCodePostalCode9 Arlington Street
PostalCodePostalCodeBoston PostalCodeMA PostalCode02116


J. DALE SHERRATT
J. Dale Sherratt
PostalCodePostalCode86 Farm Road
Sherborn MA  01770


LAURIE J. THOMSEN
Laurie J. Thomsen
PostalCodePostalCode235 Nashawtuc Road
PostalCodePostalCodeConcord PostalCodeMA PostalCode01742


ROBERT W. UEK
Robert W. Uek
536 Tierra Mar Lane
PostalCodePostalCodeNaples PostalCodeFL  PostalCode34108